UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 18, 2006

MARTEN TRANSPORT, LTD.

(Exact name of registrant as specified in its charter)

Delaware	0-15010	39-1140809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

129 Marten Street
Mondovi, Wisconsin	54755
(Address of principal executive offices)	(Zip Code)

(715) 926-4216

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On October 18, 2006, the company issued a press release announcing financial results for the quarter ended September 30, 2006.  Attached hereto as Exhibit 99.1 is a copy of the company’s press release dated October 18, 2006 announcing the company’s financial results for this period.

The press release includes a discussion of revenue, before fuel surcharge and non-freight revenue, or “freight revenue,” in addition to operating revenue.  The press release also includes a discussion of revenue, before fuel surcharge revenues.  The company provided these additional disclosures because management believes removing these sources of revenue provides a more consistent basis for comparing results of operations from period to period.  These financial measures in the press release have not been determined in accordance with generally accepted accounting principles (“GAAP”). Pursuant to Regulation G, the company has included a reconciliation of these non-GAAP financial measures to most directly comparable GAAP financial measures.

The information contained in this report and the exhibit hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(a)   Financial Statements of Businesses Acquired.

        Not Applicable.

(b)   Pro Forma Financial Information.

        Not Applicable.

(c)   Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 18, 2006 (included herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARTEN TRANSPORT, LTD.

Dated: October 19, 2006	By	/s/ James J. Hinnendael
James J. Hinnendael
Its: Chief Financial Officer

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MARTEN TRANSPORT, LTD.

FORM 8-K

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated October 18, 2006 (included herewith).

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